Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the

Sarbanes—Oxley Act of 2002

I, Daniel W. Maudlin, the Vice President Finance and Chief Financial Officer of Haynes International, Inc., certify that (i) the Quarterly Report on Form 10‑Q for the fiscal quarter ended December  31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc. as of the dates and for the periods set forth therein.

ugust	Vice President Finance and Chief Financial Officer
/s/ Daniel W. Maudlin Daniel W. Maudlin Vice President Finance and Chief Financial Officer

January 30, 2020 Date

I, Michael, L. Shor, the President and Chief Executive Officer of Haynes International, Inc., certify that (i) the Quarterly Report on Form 10‑Q for the fiscal quarter ended December 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc. as of the dates and for the periods set forth therein.

ug	President and Chief Executive Officer
/s/ Michael L. Shor Michael, L. Shor President and Chief Executive Officer

January 30, 2020 Date